Exhibit 99.2

EXHIBIT E

FORM OF DIRECTOR

RESTRICTED STOCK CERTIFICATE

                THIS AGREEMENT, made as of the __ day of _____, 2004 (the “Date of Grant”), by and between Superior Essex Inc., a Delaware corporation (the “Company”), and _____________ (the “Participant”).

                WHEREAS, the Board of Directors of the Company (the “Board”) has adopted the Superior Essex Inc. Director Compensation Plan (the “Director Plan”), which is a subplan of the 2003 Stock Incentive Plan (the “Plan”);

                WHEREAS, the Director Plan provides for the  grant to the Participant of shares of the Company’s common stock, par value $.01 per share (“Common Stock” or the “Shares”) in the amount set forth below; and

                WHEREAS, such Shares are to be subject to certain restrictions;

                NOW, THEREFORE, the Company and the Participant agree as follows:

1.  Grant of Shares.  Subject to the restrictions, terms and conditions of the Plan and this Agreement, the Company hereby awards to the Participant _____ shares of Common Stock.  Pursuant to Sections 2 and 3 hereof, the Shares are subject to certain restrictions, which restrictions relate to the passage of time as a Non-Employee Director of the Company.  While such restrictions are in effect, the Shares subject to such restrictions shall be referred to herein as “Restricted Stock.”  Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.

2.  Restrictions on Transfer.  The Participant shall not sell, transfer, pledge, hypothecate, assign or otherwise dispose of the Shares of Restricted Stock, except as set forth in the Plan or this Agreement.  Any attempted sale, transfer, pledge, hypothecation, assignment, exchange or other disposition of the Shares of Restricted Stock in violation of the Plan or this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

3.  Restricted Stock.

3.1.          Ownership of Restricted Stock.  Promptly after the Date of Grant, the Company shall recognize ownership of the Restricted Stock through book entry or another similar method.  The Shares of Restricted Stock shall be credited to a book entry account maintained by the Company (or its designee) on behalf of the Participant.  If thereafter certificates are issued with respect to the uncertificated Shares of Restricted Stock, such issuance and delivery of certificates shall be in accordance with the applicable terms of this Agreement.  In the event the Participant receives a stock dividend on the Restricted Stock or the Shares of Restricted Stock are split or the Participant receives any other shares, securities, moneys or property representing a dividend on the Restricted Stock (other than regular cash dividends on and after the Date of Grant) or representing a distribution or return of capital upon or in respect of the Restricted Stock or any part thereof, or resulting from a split-up, reclassification or other like changes of the Restricted Stock, or otherwise received in exchange therefor, and any warrants, rights or options issued to the Participant in respect of the Restricted Stock (collectively “RS Property”), the Participant will immediately deposit with and deliver to the Company any of such RS Property, including any certificates representing shares duly endorsed in blank or accompanied by stock powers duly endorsed in blank, and such RS Property shall be subject to the same restrictions, including that of this Section 3.1, as the Restricted Stock with regard to which they are issued and shall herein be encompassed within the term “Restricted Stock.”

3.2.          Rights with Regard to Restricted Stock.  The Participant will have the right to vote the Restricted Stock, to receive and retain all regular cash dividends payable to holders of Shares of record on and after the Date of Grant (although such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Restricted Stock), and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to the Restricted Stock set forth in the Plan, with the exceptions that:  (i) the Participant will not be entitled to delivery of a stock certificate or certificates representing the Restricted Stock until the Restriction Period (as defined below) shall have expired; (ii) the Company (or its designated agent) will retain custody of any stock certificate or certificates representing the RS Property during the Restriction Period; (iii) no RS Property shall bear interest or be segregated in separate accounts during the Restriction Period; and (iv) the Participant may not sell, transfer, pledge, hypothecate, assign, exchange or otherwise dispose of the Restricted Stock during the Restriction Period.  For purposes of this Agreement, the “Restriction Period” for the Restricted Stock granted hereunder shall be the period commencing on the Date of Grant and ending at the close of business on the date the Restricted Stock becomes vested.

3.3.          Vesting.

(a)           Unless sooner vested in accordance with Section 3.3(b), the restrictions imposed under Section 2 will expire as to the following percentage of the Shares awarded hereunder, on the following respective dates, provided that the Participant is then still a Non-Employee Director of the Company:

Percentage of Shares	Date of Expiration of Restrictions
33.33%	First anniversary of Date of Grant
33.33%	Second anniversary of Date of Grant
33.34%	Third anniversary of Date of Grant

(b)           Notwithstanding the foregoing, upon the date of termination of the Participant’s service as a director of the Company due to his or her death, Disability, Retirement,

the occurrence of a Change in Control or his or her failure to be renominated or re-elected to the Board, the unvested portion of the Shares of Restricted Stock shall vest and cease to be Shares of Restricted Stock (but shall remain subject to Sections 3.7 and 5 of this Agreement).

(c)  When any Shares of Restricted Stock become vested, the Company shall, if requested by the Participant, issue and deliver to the Participant a stock certificate registered in the name of the Participant for such Shares without the legend set forth in Section 4.1 hereof and deliver to the Participant any related other RS Property, subject to applicable federal, state and local tax withholding.  The Participant shall be permitted to transfer Shares of Restricted Stock following the expiration of the Restriction Period, to the extent permitted by applicable law.

3.4.          Forfeiture.  The Participant shall forfeit to the Company, without compensation, any and all unvested Shares of Restricted Stock (but no vested portion of the Shares) and RS Property upon the Participant’s termination of service as a Non-Employee Director of the Company for any reason other than death, Disability, Retirement, Change in Control or his or her failure to be re-nominated or re-elected to the Board.

3.5.          Withholding and Other Taxes.  Subject to subsection 3.6 below:

(a)           The Participant agrees that, no later than the date on which any Shares of Restricted Stock or RS Property shall have vested, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to any Shares of Restricted Stock which shall have become so vested.

(b)  The Participant agrees that the Company shall, to the extent permitted by law, have the right to (but shall not be obligated to) deduct from any payment of any kind (including Shares hereunder) otherwise due to the Participant, the minimum statutory withholding for federal, state or local taxes of any kind required by law to be withheld with respect to any Shares of Restricted Stock which shall have become so vested.

3.6.          Section 83(b).  If the Participant properly elects (as required by Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”)) within 30 days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of such Shares of Restricted Stock, the Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Stock.  If the Participant shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.  The Participant acknowledges that it is his or her sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if he or she elects to utilize such election.

3.7.          Delivery Delay.  The delivery of any certificate representing the Restricted Stock or other RS Property may be postponed by the Company for such period as may be required for it to comply with any applicable federal or state securities law or any national securities exchange listing requirements and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of such Shares shall constitute a violation by the Participant or the Company of any provisions of any law or of any regulations of any governmental authority or any national securities exchange; provided, however, that the Company shall use its reasonable best efforts to comply with any applicable federal or state securities law or national listing requirements to the extent that such compliance is a necessary prerequisite to the delivery of the certificates.

4.  Legend.  Any certificates representing the Restricted Stock shall have endorsed thereon the following legends:

4.1  “THE ANTICIPATION, ALIENATION, ATTACHMENT, SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR CHARGE OF THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING A VESTING SCHEDULE AND FORFEITURE PROVISION AND RESTRICTIONS AGAINST TRANSFER) OF SUPERIOR ESSEX INC. (THE “COMPANY”) 2003 STOCK INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE COMPANY DATED AS OF THE ____ DAY OF _________, ____.  COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

4.2  Any legend required to be placed thereon by applicable blue sky laws of any state.

                Notwithstanding the foregoing, in no event shall the Company be obligated to issue a certificate representing the Restricted Stock prior to the date the Restricted Stock becomes vested.

5.  No Right of Continued Service.  The issuance of the Shares hereunder does not limit in any way the right of the Company to terminate  the Participant’s service as a director of the Company at any time, nor confer upon the Participant any right to continue in the service of the Company in any capacity.

6.  Power of Attorney.  The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  In connection with actions permitted under the terms of this Agreement (including Sections 3.4 and 3.5), the Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Restricted Stock, Shares and property provided for herein, and the Participant hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do in good faith by virtue hereof.  Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for such purpose.

7.  Miscellaneous.

7.1.          This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

7.2.          No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

7.3.          This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

7.4.          The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

7.5.          The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

7.6.          The Company shall pay all fees and expenses necessarily incurred by the Company in connection with this Agreement and will from time to time use its reasonable efforts to comply with all laws and regulations which, in the opinion of counsel to the Company, are applicable thereto.

7.7.          All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice.  Notices to the Company shall be addressed to the General Counsel of the Company.

7.8.          This Agreement and the award hereunder are subject to all of the restrictions, terms and provisions of the Plan which are incorporated herein by reference.  In the event of an inconsistency between any provision of the Plan and this Agreement, the terms of the Plan shall control.  The capitalized terms in this Agreement that are not otherwise defined shall have the same meaning as set forth in the Plan.

7.9.          This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SUPERIOR ESSEX INC.

By
Title:

PARTICIPANT

Name